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                                                                     EXHIBIT 4.4


                               AMENDMENT NO. 3 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                         January 8, 2003



Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062
Attention:  Mark E. Kaplan

Ladies and Gentlemen:

                Reference is made to the Amended and Restated Loan and Security Agreement dated as of May 3, 2002 by and among Weirton Steel Corporation ("Borrower"), the lenders from time to time party thereto (the "Lenders"), Fleet Capital Corporation, individually as a Lender, and as agent for the Lenders (the "Agent"), Foothill Capital Corporation, individually as a Lender, and as Syndication Agent for the Lenders, The CIT Group/Business Credit, Inc., individually as a Lender, and as a Documentation Agent for the Lenders, GMAC Business Credit, LLC, individually as a Lender, and as a Documentation Agent for the Lenders and Fleet Securities, Inc., as lead arranger (as amended, supplemented or otherwise modified, the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Loan Agreement.

                Borrower has requested that Majority Lenders agree to amend (i) subsection 8.1.3(i) of the Loan Agreement to permit Borrower's audited financial statements for the 2002 Fiscal Year to contain a going concern qualification and
(ii) the definition of the term Restricted Investment contained in Appendix A to the Loan Agreement in order to permit Borrower to hold certain stock of Metals USA Inc. to be received by Borrower under Metals USA Inc.'s plan of reorganization. Majority Lenders have agreed to the foregoing, on the terms and conditions set forth herein. Therefore, Majority Lenders hereby agree as follows:

                1. Amendments. The Loan Agreement is hereby amended as follows:

                (a) Subsection 8.1.3(i) is hereby amended and restated in its entirety as follows:

                "(i)    not later than 90 days after the close of each fiscal
        year of Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs and except for (i) in the case of the financial statements for the 2001 Fiscal Year only, the qualifications contained in such financial statements, as filed by Borrower with the Securities and Exchange Commission in connection with the Permitted Note Exchange



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        Offer and (ii) in the case of the financial statements for the 2002
        Fiscal Year only, a going concern qualification audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;"

                (b) The definition of the term Restricted Investment contained in Appendix A to the Loan Agreement is hereby amended by (i) deleting the word "and" at the end of clause (viii) thereof and (ii) amending and restating clause (ix) thereof, as follows:

                "(ix) shares of common stock of Metals USA Inc. received by Borrower under Metals USA Inc.'s plan of reorganization; and

                (x) investments otherwise permitted pursuant to the Agreement."

                2. Representations and Warranties. Borrower hereby represents and warrants to Lenders that after giving effect to the transactions contemplated hereby:

                (a) there is no Default or Event of Default currently in existence; and

                (b) the representations and warranties of Borrower contained in the Loan Agreement, as amended hereby, and the other Loan Documents, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

                3. Condition to Effectiveness. This Amendment No. 3 to Amended and Restated Loan and Security Agreement (the "Amendment") shall be effective upon the execution hereof by Majority Lenders, acceptance hereof by Borrower, and delivery hereof to Agent on or before January 13, 2003.

                4. Scope. Except as expressly amended by this Amendment, the terms of the Loan Agreement shall remain in full force and effect as executed.

                5. Counterparts. This Amendment and all other documents and agreements provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto and/or thereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement or document, as applicable.


                            [SIGNATURE PAGE FOLLOWS]



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                                      Very truly yours,

                                      FLEET CAPITAL CORPORATION,
                                        as Agent and as a Lender


                                      By/s/Tom Karlov

                                      Title: Sr. Vice President



                                      Revolving Loan Commitment:  $50,000,000



                                      FOOTHILL CAPITAL CORPORATION,
                                        as Syndication Agent and as a Lender


                                      By /s/Lan Wong

                                      Title Asst. Vice President

                                      Revolving Loan Commitment:  $50,000,000



                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Documentation Agent and as a Lender


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                                      Revolving Loan Commitment:  $50,000,000



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                                      GMAC BUSINESS CREDIT, LLC,
                                        as a Documentation Agent and as a Lender


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                                      Revolving Loan Commitment:  $35,000,000

                                      TRANSAMERICA BUSINESS
                                        CAPITAL CORPORATION, as a Lender


                                      By /s/James Lempers
                                      Title Vice President

                                      Revolving Loan Commitment:  $15,000,000



Acknowledged and agreed to as of
this 8th day of January, 2003.
WEIRTON STEEL CORPORATION


By /s/ David B. Bordo
Its Treasurer












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